Exhibit 99.1

AMENDMENT NO. 2 TO EMPLOYMENT AND NON-COMPETITION AGREEMENT

This AMENDMENT NO. 2 TO EMPLOYMENT AND NON-COMPETITION AGREEMENT (this “Amendment”), dated as of November 17, 2011 and effective as of September 19, 2011, amends the Amended and Restated Employment and Non-Competition Agreement, dated as of May 6, 2008, as amended on September 30, 2009 (as amended, the “Employment Agreement”), between Addus HealthCare, Inc. (the “Company”) and Mark S. Heaney (the “Executive”). Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Employment Agreement.

W I T N E S S E T H :

WHEREAS, Section 14 of the Employment Agreement provides that the Employment Agreement may not be changed, modified or amended except in writing signed by both parties;

WHEREAS, the Company and the Executive desire to amend the Employment Agreement as set forth below.

NOW, THEREFORE, in consideration of the respective covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Amendment of Employment Agreement. Section 1 of the Employment Agreement is hereby amended and restated to read in its entirety as follows:

“1. Term of Employment. The Corporation hereby employs the Executive, and the Executive hereby accepts employment by the Company, for the period commencing as of the Effective Date of this Agreement and ending on September 19, 2012, or on such earlier date as provided pursuant to the terms and conditions of this Agreement (the “Initial Employment Term”). At the end of the Initial Employment Term, this Agreement shall automatically renew for successive one (1) year terms (each, as may be earlier terminated pursuant to the terms and conditions of this Agreement, an “Additional Employment Term” and, together with the Initial Employment Term, as may be earlier terminated pursuant to the terms and conditions of this Agreement, the “Employment Term”), unless either party provides notice to the other of its or his intention not to renew this Agreement at least thirty (30) days prior to the expiration of the Initial Employment Term or any Additional Employment Term. During the Employment Term, Executive shall (i) devote substantially all of his business time, loyalty and efforts to discharge his duties hereunder on a timely basis; (ii) use his best efforts to loyally and diligently serve the business and affairs of the Corporation; and (iii) endeavor in all respects to promote, advance and further the Corporation’s interests in all matters.”

2. Nature of Agreement; No Other Amendments.

(a) The parties hereby acknowledge and agree that this Amendment constitutes an amendment to the Employment Agreement in accordance with Section 14 thereof.

(b) Except as specifically amended by this Amendment, all other terms and provisions of the Employment Agreement shall remain in full force and effect.

(c) Each reference in the Employment Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring to the Employment Agreement shall mean and be a reference to the Employment Agreement as amended by this Amendment.

3. Captions. The section captions used herein are reference purposes only, and shall not in any way affect the meaning or interpretation of this Amendment.

4. Counterparts. This Amendment may be executed in more than one counterpart, all of which taken together shall constitute one instrument. The parties hereto may execute this Amendment by facsimile or PDF signature.

5. Governing Law. This Amendment shall be governed by, and construed, interpreted and enforced in accordance with the laws of the State of Illinois as applied to agreements entirely entered into and performed in Illinois by Illinois residents exclusive of the conflict of laws provisions of any other state.

IN WITNESS WHEREOF, the parties hereto here caused this Amendment to be duly executed by as of the day and year first above written.

ADDUS HEALTHCARE, INC.

By:	/s/ Dennis B. Meulemans
Name: Dennis B. Meulemans
Title: Chief Financial Officer

/s/ Mark S. Heaney
Mark S. Heaney